                                                EXHIBIT 99.1

Contact:
T.C. Robillard
Vice President, Investor Relations
tc.robillard@carters.com

Carter’s, Inc. Reports First Quarter Fiscal 2026 Results
•Net sales $681 million vs. $630 million in Q1 2025, growth of 8.1%
•U.S. Retail comparable sales increased 10.5%, the fourth consecutive quarter of growth
•Operating margin 4.2% vs. 4.1% in Q1 2025
•Adjusted operating margin 4.2% vs. 5.6% in Q1 2025
•Diluted EPS $0.39 vs. $0.43 in Q1 2025; adjusted diluted EPS $0.39 vs. $0.66 in Q1 2025
•Returned $9 million to shareholders through dividends
•Reiterates outlook for full-year
ATLANTA, May 6, 2026 - Carter’s, Inc. (NYSE:CRI), North America’s largest and most-enduring apparel company exclusively for babies and young children, today reported its first quarter fiscal 2026 results.
“We saw strong demand for our brands during the first quarter across each of our U.S. Retail, U.S. Wholesale and International channels,” said Richard F. Westenberger, interim Chief Executive Officer & President, Chief Financial Officer & Chief Operating Officer. “We posted strong results over the Easter holiday selling period which occurred earlier this year and our investments in marketing drove meaningful traffic increases in our U.S. Retail store and eCommerce businesses.
“Our profitability in the quarter was negatively affected by higher tariffs, investment spending and other inflationary cost pressures and higher interest costs. We expect the impact of these items to moderate as we move through the year and today we have reiterated our full year outlook for both sales and operating profit growth in 2026.
“As announced last week, we look forward to welcoming Sharon Price John as our new Chief Executive Officer next month. Sharon’s extensive industry experience, especially in the children’s space, and her demonstrated record of success position her well to lead the next chapter of Carter’s transformation and growth.”

Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.
There were no adjustments in the first quarter of fiscal 2026. First quarter of fiscal 2025 results included pre-tax expenses of $6.1 million related to the retirement of the Company’s previous CEO and $3.2 million related to operating model improvement initiatives.

	Fiscal Quarter Ended
	April 4, 2026				March 29, 2025
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$28.4	4.2%	$14.3	$0.39	$26.1	4.1%	$15.5	$0.43
Leadership transition costs	—		—	—	6.1		5.8	0.16
Operating model improvement costs	—		—	—	3.2		2.4	0.07
As adjusted	$28.4	4.2%	$14.3	$0.39	$35.4	5.6%	$23.8	$0.66
Note: Results may not be additive due to rounding.

Consolidated Results
First Quarter of Fiscal 2026 compared to First Quarter of Fiscal 2025
Net sales increased $51.3 million, or 8.1%, to $681.1 million, compared to $629.8 million in the first quarter of fiscal 2025, reflecting growth in each segment. Net sales in the U.S. Retail, International, and U.S. Wholesale segments grew 12.8%, 14.3%, and 0.5%, respectively. U.S. Retail comparable net sales increased 10.5%. Changes in foreign currency exchange rates used for translation had a favorable effect on consolidated net sales of approximately $5.6 million, or 0.9% in the first quarter of fiscal 2026, as compared to the first quarter of fiscal 2025.
Operating income increased $2.3 million, or 9.0%, to $28.4 million, compared to $26.1 million in the first quarter of fiscal 2025. Operating margin increased to 4.2%, compared to 4.1% in the prior year period, reflecting higher pricing, favorable channel mix, partially offset by incremental tariff costs, inflationary pressure in store-related expenses, as well as the non-recurrence of costs related to leadership transition and operating model improvements in the first quarter of fiscal 2025.
Adjusted operating income (a non-GAAP measure) decreased $6.9 million, or 19.6%, to $28.4 million, compared to $35.4 million in the first quarter of fiscal 2025. Adjusted operating margin decreased to 4.2%, compared to 5.6% in the prior year period, principally due to incremental tariff costs, inflationary pressure in store-related expenses, partially offset by higher pricing, favorable channel mix, and benefits from cost savings initiatives.
Net income decreased $1.2 million to $14.3 million, or $0.39 per diluted share, compared to $15.5 million, or $0.43 per diluted share, in the first quarter of fiscal 2025.

Adjusted net income (a non-GAAP measure) decreased $9.4 million to $14.3 million, compared to $23.8 million in the first quarter of fiscal 2025. Adjusted earnings per diluted share (a non-GAAP measure) was $0.39, compared to $0.66 in the first quarter of fiscal 2025.
Net cash provided by operations in the first quarter of fiscal 2026 was $6.4 million, compared to net cash used in operation of $48.6 million in the prior year period. The improved operating cash flow was primarily driven by higher sell through of inventory during the period, lower days of supply, and the timing of interest payments on our senior notes.
See the “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding non-GAAP measures.
Return of Capital
In the first quarter of fiscal 2026, the Company paid a cash dividend of $0.25 per common share totaling $9.2 million. No shares were repurchased in the first quarter.
Future declarations of quarterly dividends and the establishment of future record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including business conditions, the Company’s future financial performance, investment priorities, and other considerations.
2026 Business Outlook
We do not reconcile forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
The Company’s outlook (and related assumptions) for the second quarter and full-year fiscal 2026 include an anticipated non-GAAP adjustment related to CEO transition costs of approximately $2 million to $3 million. If the Company were to receive refunds of previously paid tariffs, the Company intends to treat such refunds as non-GAAP adjustments in the appropriate period.
For fiscal year 2026 (a 52 week fiscal year), the Company projects approximately:
•Low single-digit to mid-single-digit percentage growth in net sales ($2.898 billion in fiscal 2025);
•Low single-digit to mid-single-digit percentage growth in adjusted operating income ($176 million in fiscal 2025);
•Low double-digit to mid-teens percentage decline in adjusted diluted earnings per share ($3.47 in fiscal 2025);
•Operating cash flow of $110 million to $120 million; and
•Capital expenditures of $55 million.
The Company's outlook for fiscal year 2026 assumes (comparisons vs. prior year unless otherwise noted):

•Earnings contributions weighted to the second half due to greater projected net impact of tariffs and investment spending in the first half relative to the second half;
•Lower gross margin rate, reflecting incremental tariff costs partially offset by higher pricing, other tariff mitigation actions, and productivity savings;
•Low-single digit increase in SG&A, reflecting organizational restructuring and store fleet rationalization savings offset by investments in demand creation, information technology, and other cost inflation across the business;
•Net interest expense of approximately $40 million, reflecting higher principal amount and coupon rate associated with the refinancing of its senior notes in Q4 2025;
•Effective tax rate of approximately 22%; and
•Average number of shares outstanding of approximately 36 million.
For the second quarter of fiscal 2026, the Company projects approximately:
•Low-single-digit percentage growth in net sales ($585 million in Q2 fiscal 2025);
•$11 million to $13 million in adjusted operating income ($12 million in Q2 fiscal 2025); and
•$0.02 to $0.06 in adjusted diluted earnings per share ($0.17 in Q2 fiscal 2025).
The Company's outlook for second quarter fiscal 2026 assumes (comparisons vs. prior year unless otherwise noted):
•Earlier Easter holiday (2026 vs 2025);
•Lower gross margin rate, reflecting higher net incremental tariff costs, partially offset by higher planned pricing, supply chain mitigation actions, and productivity improvements;
•Low single-digit increase in SG&A, reflecting organizational restructuring savings offset by investments in demand creation and other cost inflation across the business;
•Net interest expense of approximately $10 million, reflecting higher principal amount and coupon rate associated with the refinancing of its senior notes in Q4 2025;
•Average number of shares outstanding of approximately 36 million.
Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2026 results and its business outlook on May 6, 2026 at 8:30 a.m. Eastern Standard Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Events.” To access the call by phone, please preregister on https://register-conf.media-server.com/register/BI8f3f9f0c26574d83b41c9aff8fe5b51e to receive your dial-in number and unique passcode.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is North America’s largest and most-enduring apparel company exclusively for babies and young children. The Company’s core brands are Carter’s and OshKosh B’gosh, iconic and among the sector’s most trusted names. These brands are sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com,

www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of baby and young children’s apparel to North America’s biggest retailers. The Company’s Child of Mine brand is available exclusively at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company’s emerging brands include Little Planet, crafted with organic fabrics and sustainable materials, Otter Avenue, a toddler-focused apparel brand, and Skip Hop, baby essentials from tubs to toys. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2026 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to the organizational restructuring plan, including, but not limited to, our ability to achieve the expected savings from the plan and to fully implement the plan; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; the roll-back of incremental tariffs imposed under the International Emergency Economic Powers Act (the “incremental tariffs”) and any additional actions taken in response to their roll-back, including, but not limited to, tariffs imposed pursuant to Section 122 of the Trade Act of 1974 (the “122 tariffs”) and potential tariffs imposed under Section 301 of the Trade Act of 1974; our ability to recover refunds of incremental tariff amounts or other tariff amounts paid; increased competition in the marketplace; ongoing political and economic conflicts that could impact our global and domestic operations, including, but not limited to, the conflict between the United States, Israel, and Iran; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	April 4, 2026	March 29, 2025
Net sales	$681,113	$629,827
Cost of goods sold	387,240	338,737
Gross profit	293,873	291,090
Royalty income, net	4,619	5,332
Selling, general, and administrative expenses	270,049	270,320
Operating income	28,443	26,102
Interest expense	11,757	7,819
Interest income	(3,256)	(3,142)
Other expense, net	86	76
Income before income taxes	19,856	21,349
Income tax provision	5,520	5,810
Net income	$14,336	$15,539

Basic net income per common share	$0.39	$0.43
Diluted net income per common share	$0.39	$0.43
Dividend declared and paid per common share	$0.25	$0.80

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 4, 2026	% of Consolidated net sales	March 29, 2025	% of Consolidated net sales
Net sales:
U.S. Retail	$332,248	48.8%	$294,432	46.8%
U.S. Wholesale	251,406	36.9%	250,096	39.7%
International	97,459	14.3%	85,299	13.5%
Consolidated net sales	$681,113	100.0%	$629,827	100.0%

Segment operating income (loss):		Segment operating margin		Segment operating margin
U.S. Retail	$9,037	2.7%	$2,308	0.8%
U.S. Wholesale	36,784	14.6%	55,309	22.1%
International	4,159	4.3%	(215)	(0.3)%
Total segment operating income (loss)	$49,980	7.3%	$57,402	9.1%

Items not included in segment operating income:		Consolidated operating margin		Consolidated operating margin
Unallocated corporate expenses (a)	$(21,537)	n/a	$(22,012)	n/a
Leadership transition costs (b)	—	n/a	(6,126)	n/a
Operating model improvement costs (c)	—	n/a	(3,162)	n/a
Consolidated operating income	$28,443	4.2%	$26,102	4.1%

(a)Unallocated corporate expenses include corporate overhead expenses that are not directly attributable to one of our business segments and include unallocated accounting, finance, legal, human resources, and information technology expenses, occupancy costs for our corporate headquarters, and other benefit and compensation programs, including performance-based compensation.
(b)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(c)Primarily related to third-party consulting costs.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	April 4, 2026	January 3, 2026	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$473,435	$487,075	$320,794
Accounts receivable, net of allowance for credit losses of $6,018, $7,587, and $5,213, respectively	196,596	178,566	203,873
Finished goods inventories, net of inventory reserves of $12,027, $8,897, and $9,641, respectively	465,876	544,624	474,124
Prepaid expenses and other current assets	75,720	60,508	50,216
Total current assets	1,211,627	1,270,773	1,049,007
Property, plant, and equipment, net of accumulated depreciation of $617,458, $609,059, and $612,079, respectively	179,038	186,307	179,247
Operating lease assets	578,585	591,806	568,856
Tradenames, net	268,600	268,659	268,836
Goodwill	208,413	208,994	207,125
Customer relationships, net	19,249	20,128	22,672
Other assets	18,643	18,803	36,057
Total assets	$2,484,155	$2,565,470	$2,331,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$188,692	$235,700	$199,056
Current operating lease liabilities	133,384	136,488	125,556
Other current liabilities	111,349	133,809	84,734
Total current liabilities	433,425	505,997	409,346
Long-term debt, net	567,487	567,173	498,328
Deferred income taxes	42,910	39,380	45,300
Long-term operating lease liabilities	495,442	508,461	498,628
Other long-term liabilities	16,434	19,411	32,953
Total liabilities	$1,555,698	$1,640,422	$1,484,555

Commitments and contingencies

Shareholders’ equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 36,850,117, 36,425,877, and 36,237,114 shares issued and outstanding, respectively	369	364	362
Additional paid-in capital	20,251	19,584	9,385
Accumulated other comprehensive loss	(26,740)	(24,361)	(43,066)
Retained earnings	934,577	929,461	880,564
Total shareholders’ equity	928,457	925,048	847,245
Total liabilities and shareholders’ equity	$2,484,155	$2,565,470	$2,331,800

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$14,336	$15,539
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant, and equipment	12,684	12,340
Amortization of intangible assets	941	914
Provision for excess and obsolete inventory, net	3,140	1,385
Amortization of debt issuance costs	568	415
Stock-based compensation expense	3,684	9,753
Unrealized foreign currency exchange loss (gain), net	95	(295)
Recoveries of doubtful accounts receivable from customers	(1,558)	(454)
Unrealized gain on investments	(460)	(329)
Deferred income taxes expense	3,645	6,572
Other operating items, net	(547)	—
Effect of changes in operating assets and liabilities:
Accounts receivable	(16,573)	(8,603)
Finished goods inventories	74,994	27,122
Prepaid expenses and other assets	(14,991)	(19,035)
Accounts payable and other liabilities	(73,541)	(93,968)
Net cash provided by (used in) operating activities	$6,417	$(48,644)

Cash flows from investing activities:
Capital expenditures	$(6,960)	$(10,346)
Net cash used in investing activities	$(6,960)	$(10,346)

Cash flows from financing activities:
Dividends paid	$(9,220)	$(28,999)
Withholdings from vesting of restricted stock	(3,012)	(4,222)
Other	—	(370)
Net cash used in financing activities	$(12,232)	$(33,591)

Net effect of exchange rate changes on cash and cash equivalents	(865)	449
Net decrease in cash and cash equivalents	$(13,640)	$(92,132)
Cash and cash equivalents, beginning of period	487,075	412,926
Cash and cash equivalents, end of period	$473,435	$320,794

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended March 29, 2025
	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$270.3	42.9%	$26.1	4.1%	$5.8	$15.5	$0.43
Operating model improvement costs (b)	(3.2)		3.2		0.8	2.4	0.07
Leadership transition costs (c)	(6.1)		6.1		0.3	5.8	0.16
As adjusted (a)	$261.0	41.4%	$35.4	5.6%	$6.9	$23.8	$0.66

	Fiscal Quarter Ended June 28, 2025
	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$281.0	48.0%	$4.0	0.7%	$1.3	$0.4	$0.01
Operating model improvement costs (b)	(6.6)		6.6		1.6	5.0	0.14
Leadership transition costs (c)	(1.1)		1.1		0.3	0.8	0.02
As adjusted (a)	$273.3	46.7%	$11.8	2.0%	$3.1	$6.3	$0.17

	Fiscal Year Ended January 3, 2026 (53 weeks)
	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,188.8	41.0%	$143.9	5.0%	$22.0	$91.8	$2.53
Operating model improvement costs(b)	(14.2)		14.2		3.4	10.8	0.30
Organizational restructuring(d)	(9.8)		9.8		2.4	7.5	0.20
Leadership transition costs(c)	(8.1)		8.1		0.7	7.3	0.20
Pension plan settlement(e)	—		—		2.1	6.7	0.18
Loss on extinguishment of debt(f)	—		—		0.4	1.3	0.03
Deferred compensation plan termination(g)	—		—		(0.8)	0.8	0.03
As adjusted (a)	$1,156.7	39.9%	$176.0	6.1%	$30.3	$126.1	$3.47

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, income taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Primarily related to third-party consulting costs.
(c)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(d)Related to charges for severance and other termination benefits as a result of organizational restructuring.
(e)Non-cash charges for settlement of the OshKosh B’Gosh Pension Plan.
(f)Related to redemption of the $500 million senior notes due 2027 and cash-flow based revolving credit facility.
(g)Incremental income tax impact resulting from the announced termination of the Company’s deferred compensation plan.

Note: No adjustments were made to GAAP results in the first quarter of fiscal 2026. Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	April 4, 2026	March 29, 2025
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	35,493,430	35,312,090
Dilutive effect of equity awards	2,545	1,923
Diluted number of common and common equivalent shares outstanding	35,495,975	35,314,013
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$14,336	$15,539
Income allocated to participating securities	(393)	(285)
Net income available to common shareholders	$13,943	$15,254
Basic net income per common share	$0.39	$0.43
Diluted net income per common share:
Net income	$14,336	$15,539
Income allocated to participating securities	(393)	(285)
Net income available to common shareholders	$13,943	$15,254
Diluted net income per common share	$0.39	$0.43
As adjusted (a):
Basic net income per common share:
Net income	$14,336	$23,750
Income allocated to participating securities	(393)	(468)
Net income available to common shareholders	$13,943	$23,282
Basic net income per common share	$0.39	$0.66
Diluted net income per common share:
Net income	$14,336	$23,750
Income allocated to participating securities	(393)	(468)
Net income available to common shareholders	$13,943	$23,282
Diluted net income per common share	$0.39	$0.66

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $8.2 million in after-tax expenses from these results for the fiscal quarter ended March 29, 2025.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	April 4, 2026	March 29, 2025	April 4, 2026
Net income	$14.3	$15.5	$90.6
Interest expense	11.8	7.8	38.2
Interest income	(3.3)	(3.1)	(13.6)
Income tax provision	5.5	5.8	21.7
Depreciation and amortization	13.6	13.3	55.6
EBITDA	$42.0	$39.3	$192.6

Adjustments to EBITDA
Leadership transition costs (a)	$—	$6.1	$1.9
Operating model improvement costs (b)	—	3.2	11.0
Organizational restructuring (c)	—	—	9.8
Loss on extinguishment of debt (d)	—	—	1.7
Pension plan settlement (e)	—	—	8.8
Total adjustments	—	9.3	33.2
Adjusted EBITDA	$42.0	$48.6	$225.8

(a)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(b)Primarily related to third-party consulting costs.
(c)Related to charges for severance and other termination benefits as a result of organizational restructuring.
(d)Related to redemption of the $500 million senior notes due 2027 and cash-flow based revolving credit facility.
(e)Non-cash charges for settlement of the OshKosh B’Gosh Pension Plan.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

CARTER’S, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter ended April 4, 2026:

	Fiscal Quarter Ended
	Reported Net Sales April 4, 2026	Impact of Foreign Currency Translation	Constant-Currency Net Sales April 4, 2026	Reported Net Sales March 29, 2025	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$681.1	$5.6	$675.5	$629.8	8.1%	7.3%
International segment net sales	$97.5	$5.6	$91.9	$85.3	14.3%	7.7%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.